Exhibit 99.3

1ST CONSTITUTION BANCORP TO ACQUIRE SHORE COMMUNITY BANK

CRANBURY, N.J., June 24, 2019 – 1ST Constitution Bancorp (Nasdaq: FCCY) (“1ST Constitution”), the holding company for 1ST Constitution Bank, and Shore Community Bank (OTC PINK: SHRC) (“Shore”) jointly announced today that they have entered into a definitive agreement and plan of merger pursuant to which 1ST Constitution will acquire Shore in a stock and cash transaction valued at $16.54 per share, or approximately $53.1 million in total consideration. Upon the closing of the transaction, Shore will merge with and into 1ST Constitution Bank. The merger has been unanimously approved by the boards of directors of both institutions, and is anticipated to be completed during the fourth quarter of 2019. The transaction is subject to approval by the shareholders of Shore, as well as regulatory approvals, and other customary closing conditions.

Under the terms of the merger agreement, Shore shareholders will receive 0.8786 of a share of 1ST Constitution common stock, $16.50 in cash, or a combination of 1ST Constitution common stock and cash, subject to adjustment as set forth in the merger agreement, for each share of Shore common stock that they own. 1ST Constitution expects to issue 1,509,348 new shares of common stock in this transaction and the mix of the consideration will be approximately 55% stock and 45% cash.

This deal value equates to approximately 166.8% of Shore’s tangible book value as of March 31, 2019 and 13.3 times its net income for the last twelve months. The merger is anticipated to be 17.6% accretive to 1ST Constitution’s earnings per share for 2020.

Shore operates five banking offices in northern and central Ocean County, is headquartered in Toms River, New Jersey, and serves its customers and communities through five full-service locations in Toms River (3), Jackson and Manahawkin, New Jersey. Shore has assets of $274 million, loans of $212 million and deposits of $240 million as of March 31, 2019. Following consummation of the merger, 1ST Constitution will have approximately $1.5 billion in assets, $1.1 billion of loans and $1.2 billion of deposits, with 26 full-service banking offices located in Bergen, Middlesex, Monmouth, Mercer, Ocean and Somerset Counties, New Jersey.

“We are pleased to be combining with Shore Community Bank and expanding our presence into several new markets in Ocean County. Northern and Central Ocean County represent attractive markets with desirable demographic characteristics and growth opportunities,” said Robert F. Mangano, 1ST Constitution Bancorp’s President and Chief Executive Officer. Mr. Mangano added, “Shore is a high performing community bank with strong core deposits and solid loan growth. The merger has strategic and financial merit and will generate a number of benefits to both our existing shareholders, and our new shareholders from Shore Community Bank.”

Robert T. English, President and Chief Executive Officer of Shore Community Bank, said, “Our board considers this merger to be an excellent opportunity and partnership which will benefit our shareholders through ownership in a growing financial institution with shares that trade on a national exchange. Our customers and the community will benefit from the enhanced products and services offered by 1ST Constitution, its financial strength and its strong commitment to its customers and the communities it serves.”

D.A. Davidson & Co. is serving as financial advisor to 1ST Constitution Bancorp and Day Pitney LLP is providing legal counsel to 1ST Constitution Bancorp in connection with the transaction. Raymond James is representing Shore Community Bank as financial advisor, and Windels Marx Lane & Mittendorf, LLP is serving as its legal counsel.

About 1ST Constitution Bancorp

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, has approximately $1.2 billion of assets and operates 21 branch banking offices in Asbury Park, Cranbury (2), Fair Haven, Fort Lee, Freehold, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Little Silver, Long Branch, Neptune City, Perth Amboy, Plainsboro, Princeton, Rocky Hill, Rumson and Shrewsbury, New Jersey.

1ST Constitution Bancorp is traded on the Nasdaq Global Select Market under the trading symbol “FCCY” and information about the Company can be accessed through the Internet at www.1stconstitution.com

About Shore Community Bank

Shore Community Bank is a state-chartered commercial bank headquartered in Toms River, New Jersey. The bank was founded in 1997 and operates five full-service banking offices in Ocean County, New Jersey. The bank provides traditional commercial and retail banking services to small businesses and consumers. Information about the bank can be accessed through the internet at www.shorecommunity.bank

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between 1ST Constitution Bank (the “Bank”), a wholly-owned subsidiary of 1ST Constitution Bancorp (the “Company”), and Shore Community Bank (“Shore”) (the “Merger”), constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the “Commission”). Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue influence on these forward-looking statements, which are based upon the current beliefs and expectations of the management of the Company and Shore. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 23, 2019, by and among the Company, the Bank and Shore (the “Merger Agreement”); (2) the risk that Shore’s shareholders may not adopt the Merger Agreement; (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (4) delays in closing the Merger or other risks that any of the closing conditions to the Merger may not be satisfied in a timely manner; (5) the inability to realize expected cost savings and synergies from the Merger in the amounts or in the timeframe anticipated; (6) the diversion of management’s time from ongoing business operations due to issues relating to the Merger; (7) costs or difficulties relating to integration matters might be greater than expected; (8) material adverse changes in the Company’s or Shore’s operations or earnings; (9) potential litigation in connection with the Merger; (10) a decrease in the common stock price of the Company under certain circumstances which could give Shore the right to terminate the Merger Agreement; and (11) the inability to retain Shore’s customers and employees.  There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in the Company’s Annual Report on From 10-K, which was filed with the Commission on March 15, 2019. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.

The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company intends to file a registration statement on Form S-4 with the Commission.  The Company may file other documents with the Commission regarding the proposed Merger. A definitive proxy statement/prospectus will be mailed to the shareholders of Shore. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the registration statement (when available), including the proxy statement/prospectus, and other documents containing information about the Company at the Commission’s website at www.sec.gov.  Copies of these documents may also be obtained from the Company (when available) by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1ST Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.

Certain Information Regarding Participants

The Company, Shore, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Shore’s shareholders in respect of the proposed Merger.  Information regarding the directors and executive officers of the Company may be found in its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders, which was filed with the Commission on April 19, 2019 and can be obtained free of charge from the Commission’s website at www.sec.gov or from the Company by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1ST Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.  Information regarding the directors and executive officers of Shore may be found in its proxy statement relating to its 2019 Annual Meeting of Shareholders, which can be obtained free of charge from Robert T. English, President and Chief Executive Officer, Shore Community Bank, at 1012 Hooper Avenue, Toms River, New Jersey 08753, telephone (732) 240-5800.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

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Contacts: Robert F. Mangano

President and Chief Executive Officer

1ST Constitution Bancorp

(609) 655-4500

rfm@1stconstitution.com

Robert T. English

President and Chief Executive Officer

Shore Community Bank

(732) 240-5800

renglish@shorecommunity.bank